UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Exhibit List
EXHIBIT 10.01

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e)
     Robert Freeman, the Chief Financial Officer of Silicon Image, Inc. (the “Registrant”), previously notified the Registrant of his intention to retire. Pursuant to a Transitional Employment and Separation Agreement dated April 5, 2007 (the “Separation Agreement”), the Registrant and Mr. Freeman agreed that Mr. Freeman would continue in his current capacity as Chief Financial Officer of the Registrant during a transitional period from April 5, 2007 through September 30, 2007, unless earlier terminated for cause or extended by mutual agreement (the “Transitional Period”). The terms of the Separation Agreement are described in a Current Report on Form 8-K filed by the Registrant on April 6, 2007.
     On August 23, 2007, the Registrant and Mr. Freeman entered into Amendment No. 1 to the Separation Agreement (the “Amendment”), which Amendment extends the term of the Transitional Period through December 31, 2007, unless earlier terminated for cause or extended by mutual agreement. The terms of the Separation Agreement otherwise remain unchanged.
     The foregoing is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference, and to the Separation Agreement, a copy of which is filed as Exhibit 10.01 to the Current Report on Form 8-K filed by the Registrant on April 6, 2007.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Exhibit Title

10.01	Amendment No. 1 to Transitional Employment and Separation Agreement between Robert Freeman and the Registrant dated August 23, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2007	SILICON IMAGE, INC.
	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer

Exhibit List

Exhibit No.	Exhibit Title

10.01	Amendment No. 1 to Transitional Employment and Separation Agreement between Robert Freeman and the Registrant dated August 23, 2007.